                                                                 Abraham Lincoln
                                                                      XX-0123456

                           [LOGO OF LINCOLN NATIONAL
                              LIFE INSURANCE CO.]

                               (A Stock Company)


                                ANNUITY CONTRACT

                           Flexible Premium Deferred
                                Variable Annuity
                          With Benefit Payment Options

                                Nonparticipating


The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNL. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Home Office of LNL.

NOTICE OF 10-DAY RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty by delivering or mailing it to the representative through whom it was purchased or to the Home Office of LNL. Upon cancellation, LNL will return the Contract Value as of the Valuation Date on which LNL receives the cancellation request (see Section 1.12).

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED UPON INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE (THE AMOUNT MAY INCREASE OR DECREASE) AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE PAGES 6 AND 15).


Signed for The Lincoln National Life Insurance Company at its Home Office located at 1300 South Clinton Street, Fort Wayne, Indiana 46802.


/s/Jon A. Boscia                        /s/Nancy J. Alford
Jon A. Boscia, President                Nancy J. Alford, Vice President
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                               Table of Contents


    Article                                                                                                               Page

       1     Definitions................................................................................................     4

       2     Purchase Payments..........................................................................................     6

       3     Variable Account...........................................................................................     6

       4     DCA Fixed Account..........................................................................................     8

       5     Options....................................................................................................     9

       6     Death Benefits.............................................................................................    11

       7     Annuity Payment Options....................................................................................    13

       8     Beneficiary................................................................................................    17

       9     General Provisions.........................................................................................    18

       10    Annuity Purchase Rates Under a Variable Payment Option.....................................................    20

       11    Annuity Purchase Rates Under a Fixed Payment Option........................................................    24


                                 CONTRACT DATA

                       Contract Number      XX-0123456

                             Annuitant      Abraham Lincoln

                          Age at Issue      35

                         Contract Date      April 1, 2000

                      Purchase Payment      $25,000.00

            Purchase Payment Frequency      Flexible

                         Maturity Date      April 1, 2055


OWNER

Abraham Lincoln
Mary Lincoln


BENEFICIARY DESIGNATION

Please refer to the Client Information Profile for beneficiary designation.


VARIABLE ACCOUNT

The Variable Account for this variable annuity Contract is the Lincoln National Variable Annuity Account H. There are currently [eleven] Sub-accounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Variable Sub-accounts, subject to limitations. The amounts allocated to each Sub-account will be invested at net asset value in the shares of one of the Funds of the American Funds Insurance Series (Series). The Sub-accounts are:

    1. [Growth Fund]
    2. [International Fund]
    3. [Global Growth Fund]
    4. [Growth-Income Fund]
    5. [Asset Allocation Fund]
    6. [High-Yield Bond Fund]
    7. [Bond Fund]
    8. [U.S. Government/AAA-Rated Securities Fund]
    9. [Cash Management Fund]
   10. [Global Small Capitalization Fund]
   11. [New World Fund]
   12. [Other Funds made available by LNL]

See Section 3.01 for provisions governing any limitations, substitutions or elimination of a Fund.

ARTICLE 1
DEFINITIONS

1.01

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Sub-account prior to the Annuity Commencement Date.

1.02

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity benefit payments made after the Annuity Commencement Date will be based.

1.03

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the Annuity Payment Option selected.

1.04

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity benefit payment. Subsequent annuity benefit payments will be made on the same day of the month as the first annuity benefit payment, at the applicable frequency.

1.05

ANNUITY PAYMENT OPTION -- An optional form of payment of the annuity benefits provided for under this Contract.

1.06

ANNUITY UNIT -- A unit of measure used on and after the Annuity Commencement Date to calculate the amount of a variable annuity benefit payment.

1.07

BENEFICIARY -- The person or entity designated by the Owner to receive the Death Benefit, if any.

1.08

CODE -- The Internal Revenue Code of 1986, as amended.

1.09

CONTINGENT ANNUITANT - Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

1.10

CONTRACT -- The agreement, between LNL and the Owner, in which LNL provides a variable annuity.

1.11

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Data page(s).

1.12

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Account and the DCA Fixed Account of this Contract on a given Valuation Date.

1.13

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Data page(s) and starting with each Contract Date anniversary thereafter.

1.14

DCA FIXED ACCOUNT -- An account under this Contract established by LNL to accept Purchase Payments or transfers of Contract Value, that may only be used for the Dollar Cost Averaging program. Funds in the DCA Fixed Account are invested in the general account of LNL.

1.15

DEATH BENEFIT -- The amount payable upon death of an Owner, Joint Owner, or an Annuitant.

1.16

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated DCA holding account to one or more of the Variable Sub-accounts available under the Contract. The periodic installments will be over any DCA period made available by LNL and selected by the Owner. A designated DCA holding account may be in the DCA Fixed Account and/or the Variable Account.

1.17

FUND -- Any of the underlying investment options available in the Variable Account.

1.18

HOME OFFICE -- The principal office of LNL located at 1300 South Clinton Street, Fort Wayne, Indiana, 46802, or an institution designated by LNL.

1.19

LNL -- The Lincoln National Life Insurance Company.

1.20

MATURITY DATE -- The date specified on the Contract Data page(s) of this Contract.

1.21

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day by taking the closing market value of all securities owned, adding the value of all other assets (such as cash), subtracting all liabilities, and then dividing the result (total net assets) by the number of shares outstanding.

1.22

OWNER OR JOINT OWNERS -- The one person, two persons or entity who exercise rights of ownership under this Contract.

1.23

PURCHASE PAYMENTS -- Amounts paid into this Contract by the Owner.

1.24

QUALIFIED PLAN -- A retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other plans are considered Non-Qualified.


1.25

SERIES - American Funds Insurance Series, the mutual fund(s) into which the Contract Value, or a portion thereof, allocated to the Variable Account is invested.

1.26

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

1.27

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

1.28

VARIABLE ACCOUNT -- The segregated investment account into which LNL sets aside and invests the assets allocated to the Variable Sub-account(s) made available by LNL and selected by the Owner. The Variable Account for this variable annuity Contract is shown on the Contract Data page(s).

1.29

VARIABLE SUB-ACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund in the Series. There is a separate Variable Sub-account for each particular Fund.


ARTICLE 2
PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Purchase Payments must be made to LNL at its Home Office or to an agent designated by LNL.

2.02 AMOUNT AND FREQUENCY

Purchase Payments are made in the amount and at the frequency shown on the Contract Data Page(s). The Owner may change the frequency or amount of Purchase Payments subject to LNL's rules in effect at the time of the change. LNL reserves the right to limit future Purchase Payments into this Contract.

Purchase Payments may be made until the earliest of: the Annuity Commencement Date, termination of the Contract upon payment of any Death Benefit, surrender of the Contract, or the Maturity Date.

In the event that Purchase Payments are discontinued by the Owner, this Contract will continue and Purchase Payments may be resumed at any time prior to the earlier of:

  a. the Annuity Commencement Date;

  b. termination of this Contract upon payment of any Death Benefit;

  c. surrender of this Contract; or

  d.  the Maturity Date.



ARTICLE 3
VARIABLE ACCOUNT

3.01 THE VARIABLE ACCOUNT

The Variable Account is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business.

Subject to any required regulatory approvals, LNL reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment or, if in the judgment of LNL, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNL may add new Variable Sub-accounts in which the assets of the Variable Account may be invested. LNL will give the Owner written notice of the elimination and substitution of any Fund within fifteen days after such substitution occurs.

3.02 ALLOCATION OF PURCHASE PAYMENTS TO THE VARIABLE ACCOUNT

Any Purchase Payment to this Contract may be allocated to the Variable Account. Purchase Payments allocated to the Variable Account of the Contract will be credited to the Variable Sub-account(s) made available by LNL and selected by the Owner.

The Owner may allocate Purchase Payments to any of the available Variable Sub-accounts subject to the following limitations:

  a. The minimum amount of a Purchase Payment allocated to any one Variable Sub-account is $20.

  b. If the Owner elects to allocate any Purchase Payment to a new Variable Sub-account not previously selected, that election must be made in writing to LNL or through voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

Purchase Payments allocated to each Variable Sub-account will be invested at net asset value in the shares of one of the Funds. LNL will use each Purchase Payment to buy Accumulation Units in the Variable Sub-account(s) selected by the Owner. The number of Accumulation Units bought will be determined by dividing the amount allocated to a Variable Sub-account by the dollar value of an Accumulation Unit in such Variable Sub-account as of the Valuation Date immediately following receipt of the Purchase Payment at the Home Office. The number of Accumulation Units held for an Owner in a Variable Sub-account will not be changed by any change in the dollar value of Accumulation Units in the Variable Sub-account.

3.03 VALUATION OF THE VARIABLE ACCOUNT ALLOCATIONS

The value of the portion of this Contract allocated to the Variable Account at any time prior to the Annuity Commencement Date is equal to the sum of the values allocated under this Contract to the Variable Sub-accounts. The value of the portion of this Contract allocated to a Variable Sub-account at any time prior to the Annuity Commencement Date is equal to the Accumulation Units credited under this Contract to a Variable Sub-account multiplied by the value of the Accumulation Unit for the respective Variable Sub-account.

Accumulation Units for each Variable Sub-account are valued separately. The value of a Variable Sub-account Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. Initially, the value of an Accumulation Unit was arbitrarily established at the inception of the Variable Sub-account. The Accumulation Unit value for a Variable Sub-account for any later Valuation Period is determined as follows:

  a. the total value of Fund shares held in the Variable Sub-account is calculated by multiplying the number of Fund shares owned by the Variable Sub-account at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

  b. the liabilities of the Variable Sub-account at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Sub-account and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines is a result of the operation of the Variable Account); the result divided by

  c. the outstanding number of Accumulation Units in the Variable Sub-account at the beginning of the Valuation Period.

The daily charge imposed on a Variable Sub-account for any Valuation Period represents the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. On an annual basis, this daily charge will not exceed the level determined by the Death Benefit option (see Section 6.01) in effect:

  for any Valuation Period the Enhanced Guaranteed Minimum Death Benefit (EGMDB) is in effect, on an annual basis the daily charge will not exceed [1.65%] of the average daily net assets of the Variable Sub-account;

  for any Valuation Period the Guarantee of Principal Death Benefit is in effect, on an annual basis the daily charge will not exceed [1.55%] of the average daily net assets of the Variable Sub-account.

For any Valuation Period on or after the Annuity Commencement Date, on an annual basis the daily charge will not exceed [1.40%] of the average daily net assets of the Variable Sub-account.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNL will not adversely affect the dollar value of benefits.


ARTICLE 4
DCA FIXED ACCOUNT

4.01 ALLOCATION OF PURCHASE PAYMENTS INTO THE DCA FIXED ACCOUNT

Any Purchase Payment to this Contract may be allocated to the DCA Fixed Account of the Contract. The Owner may allocate Purchase Payments to the DCA Fixed Account subject to the following limitations:

  a. The minimum amount of a Purchase Payment which may be allocated to the DCA Fixed Account is $2000.

  b. If the Owner elects to allocate any Purchase Payment to the DCA Fixed Account and the DCA Fixed Account was not previously selected, that election must be made in writing to LNL or through voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

4.02 CREDITING OF INTEREST ON DCA FIXED ACCOUNT

Prior to the earlier of:

  a. the Annuity Commencement Date;

  b. termination of this Contract upon payment of any Death Benefit; or

  c. surrender of this Contract;

LNL guarantees that at the end of each Valuation Period an effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited to the portion of Contract Value, if any, in the DCA Fixed Account at that time. LNL guarantees that it will credit an effective annual rate of not less than 3.0% during all years. LNL may credit interest at effective annual rates in excess of 3.0% at any time.


ARTICLE 5
OPTIONS

5.01 TRANSFER OPTION

Prior to the earlier of:

  a. the Annuity Commencement Date;

  b. termination of this Contract upon payment of any Death Benefit;

  c. surrender of this Contract; or

  d. the Maturity Date;

the Owner may direct a transfer of a portion of the Contract Value:

  a. from one Variable Sub-account to another Variable Sub-account; or

  b. from a designated DCA holding account to a Variable Sub-account under a DCA program;

subject to the restrictions described below.

Such a transfer request must be made in writing to LNL or through voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

A transfer from one Variable Sub-account to another Variable Sub-account will result in the redemption of Accumulation Units in one Variable Sub-account and the purchase of Accumulation Units in the other Variable Sub-account. A transfer from a DCA Fixed Account to a Variable Sub-account will result in a withdrawal of Contract Value from the DCA Fixed Account and the purchase of Accumulation Units in the Variable Sub-account. Such transfers will be accomplished at Accumulation Unit values as of the Valuation Date the transfer request is received in the Home Office.

Transfers will be subject to the following restrictions.

  a. LNL reserves the right to restrict transfers during the first 30 days after the Contract Date.

  b. Twelve (12) transfers within the Variable Account may be made per Contract Year. There will be no fee imposed for these twelve (12) transfers. Transfers in excess of twelve (12) per Contract Year must be authorized by LNL. Transfers made as a part of an automatic transfer program (such as a DCA program) will not be counted against these twelve (12) transfers.

  c. The minimum single transfer amount from a Variable Sub-account is $300 or the entire amount in the Variable Sub-account, whichever is less. If, after the transfer, the amount remaining under this Contract in the Variable Sub-account from which the transfer is taken is less than $300, the entire amount held in that Variable Sub-account will be transferred with the requested transfer amount.

  d. The minimum transfer amount to a Variable Sub-account is $300.

If the DCA program is discontinued by the Owner prior to the end of the selected DCA period, any remaining portion of the Contract Value held in a designated DCA holding account within the DCA Fixed Account will be transferred automatically to the Variable Sub-account(s) the Owner selected under the DCA program.

5.02 WITHDRAWAL OPTION

The Owner may withdraw a part of the Contract Value at any time prior to the earlier of:

  a. the Annuity Commencement Date;

  b. termination of this Contract upon payment of any Death Benefit;

  c. surrender of this Contract; or

  d. the Maturity Date.

The minimum withdrawal is $300. A withdrawal will be effective on the Valuation Date on which LNL receives a written request at its Home Office.

The request may specify from which Sub-account the withdrawal will be made. If no Sub-account is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Sub-account and/or DCA Fixed Account.

Any payment from the Variable Account will be mailed from LNL's Home Office within seven days after the date of withdrawal; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request of withdrawal is received. Any payment from the DCA Fixed Account may be deferred for a period not to exceed six months after receipt of the withdrawal request.

Withdrawals from a Variable Sub-account will result in the redemption of Accumulation Units from this Variable Sub-account. Such withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the withdrawal request is received in the Home Office.

The Withdrawal Option is not available after the Annuity Commencement Date.

5.03 SURRENDER OPTION

The Owner may surrender this Contract for its Contract Value at any time prior to the earlier of:

  a. the Annuity Commencement Date;

  b. termination of the Contract upon payment of any Death Benefit; or

  c. the Maturity Date.

LNL reserves the right to surrender this Contract if any withdrawal (see Section 5.02) reduces the total Contract Value to a level at which this Contract may be surrendered in accordance with the terms set forth in the standard nonforfeiture law for individual deferred annuities applicable in the state in which this Contract was purchased. LNL may surrender the Contract for its surrender value.

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNL receives a written request for surrender at its Home Office.

Any payment from the Variable Account will be mailed from LNL's Home Office within seven days after the date of surrender; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time a request for surrender is received in its Home Office. Any payment from the DCA Fixed Account may be deferred for a period not to exceed six months after receipt of the surrender request.

The Surrender Option is not available after the Annuity Commencement Date.


ARTICLE 6
DEATH BENEFITS

6.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, then upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of
Article 8. If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. Upon the death of the spouse who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s) named by the spouse, as the new Owner, in accordance with the terms of Article 8. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate.

If there are Joint Owners, upon the death of the first Joint Owner, LNL will pay a Death Benefit to the surviving Joint Owner. If the surviving Joint Owner is the spouse of the deceased Joint Owner, then the spouse may elect to continue the Contract as sole Owner. Upon the death of the Joint Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 8.

If the Annuitant is also the Owner or a Joint Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of the Owner or a Joint Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

If an Annuitant who is not the Owner or a Joint Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no Contingent Annuitant is named, the Owner (or younger Joint Owner) becomes the Annuitant. In lieu of continuing the Contract, a Death Benefit may be paid to the Owner (and Joint Owner in equal shares, if applicable) if the Annuitant named on this Contract has not been changed, except on death of a prior Annuitant, and written notification of the election to receive the Death Benefit is received by LNL within 75 days of the death of the Annuitant. If no Owner is living on the date of death of the Annuitant, the Death Benefit will be paid to the Beneficiary in accordance with Article 8. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant. A Death Benefit payable on the death of the Annuitant will not be paid if the Annuitant has been changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNL, after LNL is in receipt of:

  a. due proof, satisfactory to LNL, of the death;

  b. written authorization for payment; and

  c. all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNL.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts.

The Enhanced Guaranteed Minimum Death Benefit (EGMDB) option will be the Death Benefit option effective as of the Contract Date for the following:

  a. Contracts that are either Non-Qualified or are Individual Retirement Annuities (IRA and Roth IRA) under Code Section 408 or 408A; and

  b. Contracts where the Owner, any Joint Owner, and Annuitant are all under the age of 80 as of the Contract Date.

For all other Contracts, the Guarantee of Principal Death Benefit option will be effective as of the Contract Date. Each Death Benefit option has a different level of daily charges (see Section 3.03).

The Death Benefit options are:

  1.  Enhanced Guaranteed Minimum Death Benefit (EGMDB).

      The EGMDB is equal to the greater of:

      a. the current Contract Value as of the date on which the death claim is approved by LNL for payment; or

      b. the highest Contract Value on any Contract Date anniversary (determined before the allocation of any Purchase Payments on that Contract Date anniversary) prior to the 81st birthday of the deceased (Owner, Joint Owner, or Annuitant) and prior to the date of death of the deceased (Owner, Joint Owner or Annuitant); where the highest Contract Value is increased by Purchase Payments made on or subsequent to that Contract Date anniversary on which the highest Contract Value is obtained, and decreased for partial withdrawals, partial annuitizations, and premium tax incurred, if any, on or subsequent to that Contract Date anniversary on which the highest Contract Value is obtained.

  2.  Guarantee of Principal Death Benefit.

      The Guarantee of Principal Death Benefit is equal to the greater of:

      a. the current Contract Value as of the date on which the death claim is approved by LNL for payment; or

      b. the sum of all Purchase Payments minus all withdrawals, partial annuitizations, and premium tax incurred, if any.

On or after the Contract Date, but prior to the Annuity Commencement Date, the Owner (or a spouse who continues the Contract as the Owner) may choose to terminate the EGMDB option by giving written notice to LNL. The Guarantee of Principal Death Benefit option will then be effective as of the Valuation Date on which the written notification to change the Death Benefit option is received at the Home Office. Termination of the EGMDB option by the Owner or surviving spouse who assumed the Contract will be permanent and final.

Upon the death of the Owner, Joint Owner, or Annuitant of this Contract, if a surviving spouse continues the Contract, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This benefit will only apply one time for each Contract.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This benefit will only apply one time for each Contract.

Payment of Amounts.

The Death Benefit payable on the death of the Owner, or after the death of the first Joint Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

  a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

  b. the designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, if elected by the Owner or Joint Owner within 75 days of the death of the Annuitant, will be distributed to the Owner or Joint Owners in either the form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNL approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

6.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

The Death Benefit options listed in Section 6.01 are no longer applicable and the Death Benefit option in effect will terminate.

If the Owner or a Joint Owner dies on or after the Annuity Commencement Date, any remaining benefits payable will continue to be distributed under the Annuity Payment Option then in effect. The rights of ownership granted by the Contract will pass to the Joint Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of the Owner's or last surviving Joint Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Joint Owner, Beneficiary, Annuitant, or Joint Annuitant survives the Owner, any remaining benefits payable will continue to the Owner's estate.

On receipt of due proof of death, as described in Section 6.01, of the Annuitant or both Joint Annuitants, any remaining benefits payable under the Annuity Payment Option will be paid to the Owner or Joint Owner, if living; otherwise, to the Beneficiary. If there is no Beneficiary, any remaining benefits payable will continue to the Annuitant's estate.


ARTICLE 7
ANNUITY PAYMENT OPTIONS

7.01 ANNUITY BENEFIT PAYMENTS

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity benefit payments guaranteed for 10 years. The Maturity Date is set forth on the Contract Data Page(s). Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. Purchase Payments may be made until the new Maturity Date.

If the Maturity Date is extended, LNL reserves the right to restrict the availability of certain Annuity Payment Options.

7.02 CHOICE OF ANNUITY PAYMENT OPTION

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option as the distribution method for payment of the Death Benefit to a Beneficiary. Such selection of a distribution method must be made in writing to the Home Office and approved by LNL. The Owner may change or revoke, in writing to the Home Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9). The Beneficiary then becomes the Annuitant.

A choice or change of an Annuity Payment Option must be made in writing to LNL.

After the Annuity Commencement Date, the Annuity Payment Option may not be changed.

7.03 ANNUITY PAYMENT OPTIONS

     a. Life Annuity / Life Annuity with Certain Period - Fixed and/or variable annuity benefit payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

     b. Unit Refund Life Annuity - Variable annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

          1) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement Date) is greater than;

          2) the number of Annuity Units paid as part of each variable annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

          then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.

          The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the refund payment is approved by LNL, after LNL is in receipt of:

               (a)  due proof of death acceptable to LNL;

               (b)  written authorization for payment; and

               (c)  all claim forms, fully completed.

     c. Cash Refund Life Annuity - Fixed annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

          1) the total dollar amount applied to purchase this option is greater than;

          2) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

          then a refund payment equal to the dollar amount of (1) minus (2) will be made.

          The refund payment will be paid upon approval by LNL, after LNL is in receipt of:

               (a)  due proof of death acceptable to LNL;

               (b)  written authorization for payment; and

               (c)  all claim forms, fully completed.

     d. Joint Life Annuity / Joint Life Annuity with Certain Period - Fixed and/or variable annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity benefit payments continue for the life of the surviving Annuitant.

     e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period - Fixed and/or variable annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two-thirds of the annuity benefit payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period.

     f.   Other options may be available as agreed upon in writing by LNL.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value, adjusted as described in Section 7.04, applied to provide a variable annuity benefit payment, a fixed annuity benefit payment, or a combination fixed and variable annuity benefit payment. If no election is made, the value of the Owner's Variable Account will be used to provide a variable annuity benefit payment and the value of the Owner's DCA Fixed Account will be used to provide a fixed annuity benefit payment. A fixed annuity benefit payment will be provided by the general account of LNL.

7.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity benefit payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant(s) as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year.

Article 10 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a unisex variable annuity benefit payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an assumed interest rate of 3.0%, 4.0%, 5.0% and 6.0% per year. The Owner must select one of the assumed interest rates for the variable annuity benefit payment prior to the Annuity Commencement Date. The assumed interest rate may not be changed after the Annuity Commencement Date.

Article 11 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the monthly payments for a fixed annuity benefit payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' Individual Annuity Mortality Table, modified, with an interest rate of 3.0% per year.

For a 100% fixed annuity benefit payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity benefit payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity benefit payments will be determined as of the Annuity Commencement Date.

7.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first variable annuity benefit payment is sub-divided into components, each of which represents the product of:

     a. the percentage elected by the Owner of a specific Variable Sub-account, the performance of which will determine future variable annuity benefit payments; and

     b.   the entire first variable annuity benefit payment.

Each variable annuity benefit payment after the first payment attributable to a specific Variable Sub-account will be determined by multiplying the Annuity Unit value for the Variable Sub-account for the date each payment is due by a constant number of Annuity Units. This constant number for each specific Variable Sub-account is determined by dividing the component of the first payment attributable to such Variable Sub-account as described above by the Annuity Unit value for that Variable Sub-account on the Annuity Commencement Date. The total variable annuity benefit payment will be the sum of the payments attributable to each Variable Sub-account. In absence of transfers between Variable Sub-accounts, the number of Annuity Units attributable to each Variable Sub-account remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Sub-account is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Sub-account for this Valuation Period divided by the Accumulation Unit value of the same Variable Sub-account for the immediately preceding Valuation Period. The daily factor is equal to 0.999919020 for a 3% assumed interest rate, 0.999892552 for a 4% assumed interest rate, 0.999866337 for a 5% assumed interest rate, and 0.999840372 for a 6% assumed interest rate.

The valuation of all assets in the Variable Sub-account will be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LNL of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner and any Beneficiary.

LNL guarantees that the dollar amount of each installment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first installment is based. After the Annuity Commencement Date, if any portion of the annuity benefit payment is a variable annuity benefit payment, the Owner may direct a transfer of assets from one Variable Sub-account to another Variable Sub-account or to a fixed annuity benefit payment. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a fixed annuity benefit payment to a variable annuity benefit payment.

A transfer from one Variable Sub-account to another Variable Sub-account will result in the purchase of Annuity Units in one Variable Sub-account and the redemption of Annuity Units in the other Variable Sub-account. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the transfer request is received by LNL. The valuation of Annuity Units is described above. A transfer from a Variable Sub-account to a fixed annuity benefit payment will result in the redemption of Annuity Units in that Variable Sub-account and the purchase of a minimum fixed annuity benefit payment based on the tables in Article 11.

7.06 PROOF OF AGE

Payment will be subject to proof of age that LNL will accept, such as a certified copy of a birth certificate.

7.07 MINIMUM ANNUITY BENEFIT PAYMENT REQUIREMENTS

If the Annuity Payment Option chosen results in payments of less than $50 from any Variable Sub-account and/or a fixed annuity benefit payment of less than $50, the frequency will be changed so that payments will be at least $50.

7.08 EVIDENCE OF SURVIVAL

LNL has the right to ask for proof that the person (or persons) on whose life (or lives) the payment is based is alive when each payment is due.

7.09 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.


ARTICLE 8
BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary(s) and a contingent Beneficiary(s).

If there is a single Owner, the designated Beneficiary(s) will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

If there are Joint Owners, upon the death of the first Joint Owner, the surviving Joint Owner will receive the Death Benefit proceeds. The surviving Joint Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

If the surviving spouse of the deceased continues the Contract as the sole Owner, then the designated Beneficiary(ies) move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner (see Section 8.02).

If the Annuitant dies and a Death Benefit is paid, the Owner (and Joint Owner if applicable) will be treated as the primary designated Beneficiary(ies). Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, if there is more than one Beneficiary they are presumed to share equally.

8.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation. A change may be made by filing a written request, in a form acceptable to LNL, at its Home Office. The change will become effective upon receipt of the written request by LNL at its Home Office.

LNL reserves the right to request the Contract for endorsement of the change.

8.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interests. If there are no Beneficiaries, the Beneficiary's interest will pass to a contingent Beneficiary(s), if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity benefit payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made in writing to the LNL Home Office in a form acceptable to LNL.

ARTICLE 9
GENERAL PROVISIONS

9.01 THE CONTRACT

The Contract and any riders attached constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

9.02 OWNERSHIP

The Owner is the person who has the ability to exercise the rights within this Contract.

The Owner may name a Joint Owner. Joint Owners will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Joint Owner, independently of the other, may exercise any ownership rights in the Contract.

9.03 ANNUITANTS

Prior to the Annuity Commencement Date.

The Owner may name only one Annuitant. If the Owner is an exempt organization under Code Section 501(c), the Owner may name one Annuitant or two Joint Annuitants.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by notifying LNL in writing of the change. The new Annuitant must be under the age of 91 as of the effective date of the change. A Death Benefit may not be payable upon the death of the new Annuitant (see
Section 6.01).

A Contingent Annuitant may be named, or changed, by notifying LNL in writing.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

9.04 ASSIGNMENTS

If this Contract is used with a Qualified Plan, the Contract will not be transferable unless allowed under applicable law. In addition, if this Contract is used with either a Qualified or Non-Qualified Plan, it may not be sold, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

9.05 INCONTESTABILITY

This Contract will not be contested by LNL.

9.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant(s) has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased using the correct age and/or sex. Any underpayment already made by LNL will be made up immediately and any overpayments already made by LNL will be charged against the annuity benefit payments falling due after the correction is made.

9.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.

9.08 VOTING RIGHTS

The Owner will have a right to vote only at the meetings of the Funds of the Variable Account invested in by the Owner due to the Owner's interest in the Variable Sub-accounts of the Variable Account. Ownership of this Contract will not entitle any person to vote at any meeting of shareholders of LNL. Votes attributable to the Contract will be cast in conformity with applicable law.

9.09 OWNERSHIP OF THE ASSETS

LNL will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.


9.10 REPORTS

Prior to the Annuity Commencement Date, at least once each Contract Year, LNL will mail a report to the Owner. The report will be mailed to the last address known to LNL. The report will include a statement of the number of Accumulation Units credited to the Variable Account under this Contract and the dollar value of such units as well as a statement of the value of the DCA Fixed Account of this Contract. The information in the report will be as of a date not more than two months prior to the date of mailing the report. LNL will also mail to the Owner at least once in each Contract Year a report of the investments held in the Variable Sub-accounts under this Contract.

9.11 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Contract Value when incurred by LNL or at another time of LNL's choosing.

9.12 MAXIMUM ISSUE AGE

The Owner (or both Joint Owners, if applicable) and the Annuitant (or both Joint Annuitants, if applicable) must be under the age of 91 when this Contract is issued.

                                   ARTICLE 10
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

10.01  A VARIABLE PAYMENT OPTION WITH A 3.0% ASSUMED INTEREST RATE

-----------------------------------------------------------------------------
              DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                   PURCHASED WITH EACH $1,000 APPLIED
-----------------------------------------------------------------------------
                         SINGLE LIFE ANNUITIES
-----------------------------------------------------------------------------
                            No           120           240
                          Period        Months        Months       Unit
        Age              Certain       Certain       Certain      Refund
-----------------------------------------------------------------------------
         60               $4.33         $4.29         $4.13       $4.10
         61                4.43          4.38          4.20        4.17
         62                4.53          4.47          4.27        4.24
         63                4.64          4.57          4.34        4.32
         64                4.75          4.68          4.40        4.40

         65                4.87          4.79          4.47        4.48
         66                5.00          4.90          4.55        4.57
         67                5.15          5.03          4.61        4.67
         68                5.30          5.16          4.68        4.77
         69                5.46          5.30          4.75        4.87

         70                5.64          5.44          4.81        4.98
         71                5.83          5.60          4.88        5.10
         72                6.03          5.76          4.93        5.22
         73                6.25          5.93          4.99        5.35
         74                6.50          6.10          5.04        5.48
         75                6.76          6.29          5.08        5.62
-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
                        JOINT AND SURVIVOR ANNUITIES
-----------------------------------------------------------------------------
        Joint and Full to Survivor           Joint and Two-Thirds to Survivor
-----------------------------------------------------------------------------
              Certain Period                          Certain Period
-----------------------------------------------------------------------------
       None      120        240      Joint Age    None        120        240
-----------------------------------------------------------------------------
      $3.93     $3.93      $3.90         60       $4.34      $4.29      $4.14
       4.00      4.00       3.96         61        4.43       4.38       4.20
       4.08      4.08       4.03         62        4.53       4.48       4.27
       4.17      4.16       4.10         63        4.64       4.58       4.34
       4.25      4.25       4.18         64        4.75       4.68       4.41

       4.35      4.34       4.25         65        4.88       4.79       4.48
       4.45      4.44       4.33         66        5.01       4.91       4.55
       4.56      4.55       4.41         67        5.15       5.03       4.61
       4.68      4.66       4.49         68        5.30       5.16       4.68
       4.80      4.78       4.57         69        5.46       5.29       4.75

       4.94      4.91       4.64         70        5.63       5.44       4.81
       5.08      5.05       4.72         71        5.81       5.59       4.87
       5.23      5.19       4.79         72        6.01       5.74       4.93
       5.40      5.34       4.86         73        6.22       5.91       4.98
       5.57      5.50       4.93         74        6.45       6.08       5.03
       5.77      5.67       4.99         75        6.70       6.25       5.08
-----------------------------------------------------------------------------

Age Adjustment Table

Year of Birth       Adjustment to Age    Year of Birth      Adjustment to Age
-------------       -----------------    -------------      -----------------
Before 1920                + 2             1960-1969                -  3
1920-1929                  + 1             1970-1979                -  4
1930-1939                    0             1980-1989                -  5
1940-1949                  - 1             1990-1999                -  6
1950-1959                  - 2             ETC.                     ETC.

10.02  A VARIABLE PAYMENT OPTION WITH A 4.0% ASSUMED INTEREST RATE

------------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
------------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
------------------------------------------------------------------------------
                   No               120              240
                 Period            Months           Months           Unit
    Age          Certain          Certain          Certain          Refund
------------------------------------------------------------------------------
     60           $4.88            $4.83            $4.66           $4.67
     61            4.97             4.92             4.72            4.74
     62            5.07             5.01             4.79            4.82
     63            5.18             5.11             4.85            4.90
     64            5.30             5.21             4.92            4.99

     65            5.42             5.32             4.99            5.08
     66            5.55             5.43             5.05            5.17
     67            5.69             5.55             5.12            5.27
     68            5.84             5.68             5.18            5.38
     69            6.00             5.82             5.25            5.49

     70            6.18             5.96             5.31            5.61
     71            6.37             6.11             5.37            5.73
     72            6.57             6.27             5.42            5.86
     73            6.80             6.44             5.47            6.00
     74            7.04             6.61             5.52            6.14
     75            7.30             6.79             5.56            6.29
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                        JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------------
 Joint and Full to Survivor                   Joint and Two-Thirds to Survivor
------------------------------------------------------------------------------
       Certain Period                                  Certain Period
------------------------------------------------------------------------------
    None       120       240     Joint Age      None      120       240
------------------------------------------------------------------------------
   $4.47     $4.46     $4.43        60         $4.89     $4.84     $4.67
    4.54      4.53      4.49        61          4.98      4.92      4.73
    4.61      4.61      4.56        62          5.08      5.01      4.79
    4.69      4.69      4.63        63          5.19      5.11      4.86
    4.78      4.78      4.70        64          5.30      5.21      4.92

    4.88      4.87      4.77        65          5.42      5.32      4.99
    4.97      4.96      4.84        66          5.55      5.44      5.05
    5.08      5.07      4.92        67          5.69      5.56      5.12
    5.20      5.18      4.99        68          5.84      5.68      5.18
    5.32      5.30      5.07        69          6.00      5.82      5.25

    5.45      5.42      5.14        70          6.17      5.96      5.31
    5.59      5.56      5.22        71          6.36      6.10      5.36
    5.74      5.70      5.29        72          6.55      6.25      5.42
    5.91      5.85      5.35        73          6.76      6.41      5.47
    6.08      6.01      5.41        74          6.99      6.58      5.52
    6.27      6.17      5.47        75          7.24      6.75      5.56
------------------------------------------------------------------------------

Age Adjustment Table

Year of Birth   Adjustment to Age            Year of Birth     Adjustment to Age
-------------   -----------------            -------------     -----------------
 Before 1920           + 2                     1960-1969              -  3
 1920-1929             + 1                     1970-1979              -  4
 1930-1939               0                     1980-1989              -  5
 1940-1949             - 1                     1990-1999              -  6
 1950-1959             - 2                     ETC.                   ETC.

10.03  A VARIABLE PAYMENT OPTION WITH A 5.0% ASSUMED INTEREST RATE

--------------------------------------------------------------------------------
                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                      PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                             SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                          No              120            240
                        Period           Months        Months        Unit
        Age            Certain          Certain        Certain      Refund
--------------------------------------------------------------------------------
         60             $5.45            $5.39          $5.21       $5.26
         61              5.55             5.48           5.27        5.33
         62              5.64             5.57           5.33        5.41
         63              5.75             5.66           5.39        5.49
         64              5.86             5.76           5.46        5.58

         65              5.98             5.87           5.52        5.67
         66              6.11             5.98           5.58        5.77
         67              6.25             6.10           5.64        5.87
         68              6.40             6.22           5.70        5.98
         69              6.56             6.35           5.76        6.10

         70              6.73             6.49           5.82        6.22
         71              6.92             6.64           5.88        6.35
         72              7.13             6.80           5.93        6.48
         73              7.35             6.96           5.98        6.62
         74              7.60             7.13           6.02        6.77
         75              7.86             7.30           6.06        6.93
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                        JOINT AND SURVIVOR ANNUITIES
-----------------------------------------------------------------------------
        Joint and Full to Survivor           Joint and Two-Thirds to Survivor
-----------------------------------------------------------------------------
              Certain Period                          Certain Period
-----------------------------------------------------------------------------
       None       120       240      Joint Age    None      120        240
-----------------------------------------------------------------------------
      $5.03     $5.03     $4.99         60       $5.46      $5.40      $5.22
       5.10      5.09      5.05         61        5.55       5.48      $5.28
       5.17      5.17      5.11         62        5.65       5.57      $5.34
       5.25      5.24      5.18         63        5.75       5.67      $5.40
       5.33      5.33      5.24         64        5.86       5.77      $5.46

       5.42      5.41      5.31         65        5.98       5.87      $5.52
       5.52      5.51      5.38         66        6.11       5.98      $5.58
       5.62      5.61      5.45         67        6.25       6.10      $5.64
       5.73      5.72      5.52         68        6.40       6.22      $5.70
       5.85      5.83      5.59         69        6.56       6.35      $5.76

       5.98      5.95      5.66         70        6.73       6.49      $5.82
       6.12      6.08      5.73         71        6.91       6.63      $5.87
       6.27      6.22      5.80         72        7.11       6.78      $5.93
       6.43      6.37      5.86         73        7.32       6.94      $5.97
       6.61      6.52      5.92         74        7.55       7.10      $6.02
       6.80      6.69      5.97         75        7.79       7.26      $6.06
-----------------------------------------------------------------------------

Age Adjustment Table

Year of Birth    Adjustment to Age    Year of Birth       Adjustment to Age
-------------    -----------------    -------------       -----------------
Before 1920            + 2            1960-1969                 -  3
1920-1929              + 1            1970-1979                 -  4
1930-1939                0            1980-1989                 -  5
1940-1949              - 1            1990-1999                 -  6
1950-1959              - 2            ETC.                      ETC.

10.04  A VARIABLE PAYMENT OPTION WITH A 6.0% ASSUMED INTEREST RATE

-----------------------------------------------
DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
     PURCHASED WITH EACH $1,000 APPLIED
-----------------------------------------------
            SINGLE LIFE ANNUITIES
-----------------------------------------------
         No         120        240
       Period     Months     Months      Unit
Age    Certain    Certain    Certain    Refund
-----------------------------------------------
 60     $6.05      $5.98      $5.78      $5.86
 61      6.13       6.06       5.84       5.93
 62      6.23       6.14       5.90       6.01
 63      6.33       6.23       5.95       6.10
 64      6.44       6.33       6.01       6.18

 65      6.56       6.43       6.07       6.28
 66      6.69       6.54       6.13       6.37
 67      6.82       6.65       6.19       6.48
 68      6.97       6.78       6.24       6.59
 69      7.13       6.90       6.30       6.70

 70      7.30       7.04       6.35       6.83
 71      7.49       7.18       6.40       6.96
 72      7.70       7.33       6.45       7.10
 73      7.92       7.49       6.50       7.24
 74      8.16       7.65       6.54       7.40
 75      8.43       7.82       6.58       7.56
-----------------------------------------------

---------------------------------------------------------------
               JOINT AND SURVIVOR ANNUITIES
---------------------------------------------------------------
         Joint and Full              Joint and Two-Thirds
          to Survivor                     to Survivor
---------------------------------------------------------------
         Certain Period                 Certain Period
---------------------------------------------------------------
None      120      240     Joint Age    None      120      240
---------------------------------------------------------------
$5.61    $5.61    $5.57        60       $6.05    $5.98    $5.79
 5.68     5.67     5.63        61        6.14     6.06     5.84
 5.75     5.74     5.69        62        6.23     6.15     5.90
 5.82     5.82     5.75        63        6.34     6.24     5.96
 5.90     5.89     5.81        64        6.45     6.33     6.01

 5.99     5.98     5.87        65        6.56     6.43     6.07
 6.08     6.07     5.94        66        6.69     6.54     6.13
 6.18     6.17     6.00        67        6.82     6.66     6.19
 6.29     6.27     6.07        68        6.97     6.77     6.24
 6.41     6.38     6.14        69        7.13     6.90     6.30

 6.53     6.50     6.20        70        7.30     7.03     6.35
 6.67     6.63     6.27        71        7.48     7.17     6.40
 6.81     6.76     6.33        72        7.67     7.32     6.45
 6.97     6.90     6.39        73        7.89     7.47     6.50
 7.14     7.05     6.44        74        8.11     7.62     6.54
 7.33     7.21     6.50        75        8.36     7.79     6.57
---------------------------------------------------------------

Age Adjustment Table

Year of Birth    Adjustment to Age    Year of Birth    Adjustment to Age
-------------    -----------------    -------------    -----------------
Before 1920             + 2           1960-1969               - 3
1920-1929               + 1           1970-1979               - 4
1930-1939                 0           1980-1989               - 5
1940-1949               - 1           1990-1999               - 6
1950-1959               - 2              ETC.                 ETC.

                                  ARTICLE 11
              ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION

-----------------------------------------------
DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
     PURCHASED WITH EACH $1,000 APPLIED
-----------------------------------------------
            SINGLE LIFE ANNUITIES
-----------------------------------------------
         No         120        240
       Period     Months     Months      Unit
Age    Certain    Certain    Certain    Refund
-----------------------------------------------
 60     $4.42      $4.38      $4.22      $4.18
 61      4.52       4.47       4.29       4.26
 62      4.62       4.56       4.36       4.34
 63      4.73       4.66       4.43       4.42
 64      4.85       4.77       4.50       4.51

 65      4.97       4.89       4.57       4.60
 66      5.11       5.01       4.64       4.69
 67      5.25       5.13       4.71       4.79
 68      5.41       5.27       4.78       4.90
 69      5.57       5.41       4.85       5.01

 70      5.75       5.56       4.91       5.13
 71      5.95       5.71       4.98       5.25
 72      6.16       5.88       5.04       5.38
 73      6.38       6.05       5.09       5.52
 74      6.63       6.23       5.14       5.66
 75      6.90       6.42       5.19       5.81
-----------------------------------------------

---------------------------------------------------------------
               JOINT AND SURVIVOR ANNUITIES
---------------------------------------------------------------
         Joint and Full              Joint and Two-Thirds
          to Survivor                     to Survivor
---------------------------------------------------------------
         Certain Period                 Certain Period
---------------------------------------------------------------
None      120      240     Joint Age    None      120      240
---------------------------------------------------------------
$4.01    $4.01    $3.98        60       $4.43    $4.38    $4.22
 4.09     4.08     4.05        61        4.52     4.47     4.29
 4.17     4.16     4.12        62        4.63     4.57     4.36
 4.25     4.25     4.19        63        4.74     4.67     4.43
 4.34     4.34     4.26        64        4.85     4.78     4.50

 4.44     4.43     4.34        65        4.98     4.89     4.57
 4.54     4.54     4.42        66        5.11     5.01     4.64
 4.66     4.64     4.50        67        5.26     5.13     4.71
 4.77     4.76     4.58        68        5.41     5.27     4.78
 4.90     4.88     4.66        69        5.57     5.41     4.85

 5.04     5.01     4.74        70        5.75     5.55     4.91
 5.18     5.15     4.82        71        5.94     5.70     4.98
 5.34     5.30     4.89        72        6.14     5.86     5.03
 5.51     5.45     4.96        73        6.35     6.03     5.09
 5.69     5.62     5.03        74        6.59     6.20     5.14
 5.89     5.79     5.09        75        6.84     6.38     5.18
---------------------------------------------------------------

Age Adjustment Table

Year of Birth    Adjustment to Age    Year of Birth    Adjustment to Age
-------------    -----------------    -------------    -----------------
Before 1920             + 2           1960-1969               - 3
1920-1929               + 1           1970-1979               - 4
1930-1939                 0           1980-1989               - 5
1940-1949               - 1           1990-1999               - 6
1950-1959               - 2              ETC.                 ETC.

                                    ANNUITY
                                   CONTRACT


                           Flexible Premium Deferred
                               Variable Annuity
                         With Benefit Payment Options

                               Nonparticipating




                     If you have any questions concerning
                             this Contract, please
                      contact your Lincoln National Life
                   representative or the Home Office of LNL.



                             THE LINCOLN NATIONAL
                            LIFE INSURANCE COMPANY

                           1300 South Clinton Street
                                 P.O. Box 2348
                           Fort Wayne, Indiana 46802

                                 800-942-5500